UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1450 Broadway, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code            (212) 730-0030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), completed its acquisition of certain of the assets and rights related to the business of licensing and brand managing the Rocawear® names, brands, trademarks, intellectual property and related names worldwide (the “Rocawear Assets”) of Rocawear Licensing LLC, a New Jersey limited liability company (the “Seller”), pursuant to an Assets Purchase Agreement (the “Purchase Agreement”) dated March 6, 2007 among the Registrant, the Seller and its principals Arnold Bize a/k/a Alex Bize, Shawn Carter (“Carter”) and Naum Chernyavsky a/k/a Norton Cher (collectively, the “Principals”). The closing of this transaction occurred following the early termination of the statutory waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In accordance with the terms of the Purchase Agreement, the Registrant (i) paid to the Seller $204,000,000 in cash (the “Cash Consideration”), and (ii) gave to the Seller the contingent right to receive aggregate additional consideration of up to $35,000,000 pursuant to certain criteria relating to the achievement of revenue and performance targets involving the licensing of the Rocawear Assets (the “Earn-Out Consideration”); to be paid in shares of common stock of the Registrant (the “Shares”). If issued, the Shares will be subject to the terms and conditions of the registration rights agreement executed at closing providing for the registration of the resale of the Shares (the “Registration Rights Agreement”). If Shares (the number of which is not yet determinable and shall be based upon the provisions specified in the Purchase Agreement) are issued to the Seller, they will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act for issuances that do not involve a public offering.

In accordance with the terms of the Purchase Agreement, the Seller delivered all of its right, title and interest in the Rocawear Assets to Studio IP Holdings LLC, a Delaware limited liability company and a subsidiary of the Registrant (“Studio Holdings”), and Studio Holdings entered into a license agreement with Roc Apparel, LLC, a Delaware limited liability company and an affiliate of the Seller (“Roc Apparel”) in which it granted Roc Apparel the exclusive right to use the Rocawear Assets in connection with the design, manufacture, market and sale of men’s wearing apparel products in the United States, its territories and possessions and military installations throughout the world.

In accordance with the terms of the Purchase Agreement, the Registrant also entered into (i) an endorsement/services agreement with Carter pursuant to which Carter will, subject to the provisions thereof, endorse, promote and manage the Rocawear Assets on behalf of the Registrant and (ii) an operating agreement with Carter to form a limited liability company which will operate as a brand management and licensing company to identify brands to be acquired across a broad spectrum of consumer product categories, including the “Shawn Carter Collection” luxury brand.

Item 1.01 Entry into a Material Definitive Agreement.

In addition, in order to fund the Cash Consideration paid to the Seller, on the Closing Date, the Registrant entered into a $212,500,000 credit agreement (the “Credit Agreement”) with Lehman Brothers Inc. and Lehman Commercial Paper Inc. (the “Administrative Agent”). The Registrant is the borrower under the Credit Agreement. The senior secured credit facility (the “Credit Facility”) consists of a term loan facility in an aggregate principal amount of $212,500,000. The Credit Facility was drawn down for the full amount in a single drawing on the Closing Date. The Registrant paid fees customary for transactions of this type. The Credit Facility will mature on the sixth anniversary of the Closing Date (the “Maturity Date”). The principal will be repayable in equal quarterly installments in annual aggregate amounts equal to 1.00% of the initial aggregate principal amount of the Credit Facility for the first five years and nine months (with any remaining unpaid principal balance to be due on the Maturity Date). The Credit Facility may be prepaid at any time in whole or in part at the option of the  Registrant, without premium or penalty. All amounts outstanding under the Credit Facility will bear interest, at the Registrant’s option, at the LIBOR or the Base Rate (i.e., prime rate), plus an applicable margin of 2.00% and 1.00%, respectively. The foregoing margins are subject to adjustment on the date on which the Administrative Agent completes the syndication of the Credit Facility.

The description of the Purchase Agreement, the Registration Rights Agreement and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Report. The Purchase Agreement, the Registration Rights Agreement and the Credit Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Registrant or the other parties thereto. The Purchase Agreement and the Credit Agreement contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Purchase Agreement and the Credit Agreement are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

It is impracticable to provide the required financial statements of the Seller at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

It is impracticable to provide the required pro forma financial information as a result of the acquisition at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(d)	Exhibits

Exhibit 2.1*	Asset Purchase Agreement dated March 6, 2007 by and among the Registrant, the Seller and the Principals.

Exhibit 10.1	Registration Rights Agreement dated March 30, 2007 by and between the Registrant and the Seller.

Exhibit 10.2*	Credit Agreement dated March 30, 2007 by and between the Registrant, the Lenders, Lehman Brothers Inc. and Lehman Commercial Paper Inc.

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant) By: /s/ Neil Cole Neil Cole President and Chief Executive Officer

Date: April 5, 2007